Exhibit 99.1

SIGNET JEWELERS ANNOUNCES PLANS TO ACQUIRE DIAMONDS DIRECT
AND RAISES GUIDANCE

Diamonds Direct's differentiated value proposition expands Signet's growth potential in Bridal and Accessible Luxury

Guidance raise reflects strong business momentum and confidence in holiday product availability

HAMILTON, Bermuda, October 12, 2021 – Signet Jewelers Limited ("Signet") (NYSE:SIG), the world's largest retailer of diamond jewelry, today announced it has entered into an agreement to acquire Diamonds Direct USA Inc. (“Diamonds Direct”). Diamonds Direct is an off-mall, destination jeweler in the U.S. with a highly productive, efficient operating model with demonstrated growth and profitability which will be immediately accretive to Signet post-closing. Diamonds Direct’s strong value proposition, extensive bridal offering and customer-centric, high-touch shopping experience is a destination for younger, luxury-oriented bridal shoppers. Signet plans to drive operating synergies by leveraging scale in purchasing, targeted marketing, Connected Commerce and jewelry services.
“The accretive addition of Diamonds Direct to our portfolio will further drive shareholder value with its distinct bridal-focused shopping experience and add a new entry point as we build lifetime customer relationships and strive to reach our $9 billion revenue goal over time," said Signet CEO, Virginia C. Drosos. “The Signet team continues to deliver strong business performance as part of our Inspiring Brilliance growth strategy. We are executing on our strategic priorities and investing in our business, while also returning cash to shareholders through our previously announced reinstated dividend and share buy-back program."
“I am excited about Diamonds Direct joining the Signet family as we share a passion for company culture that prioritizes our team members, our customers and our community,” said Itay Berger, President, Diamonds Direct. “We are thrilled to continue to grow our business, leveraging Signet’s strengths and strategic capabilities to bring even more innovation and value to our signature shopping experience.”
Signet plans to acquire Diamonds Direct for $490 million in an all cash transaction which is currently expected to close in the fourth quarter of Fiscal 2022, subject to customary closing conditions and regulatory approval. Following the acquisition, Diamonds Direct’s current leadership team will remain intact with Mr. Berger reporting directly to Ms. Drosos. As a sign of commitment to the long-term vision of Signet and Diamonds Direct, Mr. Berger and other key Diamonds Direct executives have agreed, subject to the completion of the transaction, to invest a portion of their transaction proceeds in Signet shares. Signet plans to share further details regarding Diamonds Direct following the completion of the transaction.

Fiscal 2022 Guidance
"As results to-date have exceeded expectations, we're raising our guidance on continued strong business momentum. Customers are showing positive response to our new product launches, and the reduction in government stimulus and customer shift to spending on entertainment and travel are having less impact than we previously anticipated,” said Joan Hilson, Chief Financial and Strategy Officer. “While there remain factors beyond our control, our strengthened supply chain and vendor partnerships gave us the ability to plan earlier receipt of holiday product, and we currently do not expect any material supply chain disruptions. Signet uses air freight for the transit of the vast majority of our merchandise, thus avoiding current ocean freight congestion.”

	Updated Guidance		Guidance as of 9/2/21
	Third Quarter	Full Year	Third Quarter	Full Year
Total revenue (in billions)	$1.42 to $1.45	$7.04 to $7.19	$1.26 to $1.31	$6.80 to $6.95
Same store sales (1)	10% to 12%	35% to 38%	(3%) to 1%	30% to 33%
Non-GAAP operating income (in millions) (2)	$53 to $63	$680 to $735	$10 to $25	$618 to $673
(1) Same store sales include physical stores and eCommerce sales

(2) See description of non-GAAP measures below

Forecasted non-GAAP operating income provided above excludes potential non-recurring charges. However, given the potential impact of non-recurring charges to the GAAP operating income, we cannot provide forecasted GAAP operating income or the probable significance of such items without unreasonable efforts. As such, we do not present a reconciliation of forecasted non-GAAP operating income to corresponding GAAP operating income.

The Company's Third Quarter and Fiscal 2022 guidance is based on the following assumptions:

1.While not substantively experienced to-date, Signet continues to expect some shift of consumer discretionary spending away from the jewelry category toward experience-oriented categories in the fourth quarter; however, such a shift is expected to have less of an impact than originally anticipated. Implied guidance for the fourth quarter is now a same store sales range of negative low-single digits to positive low-single digits. The Company continues to plan for increased marketing expense and promotional flexibility; however, future results could differ materially from current guidance.
2.The Company expects gross cost savings in the range of $85 million to $105 million for Fiscal 2022. Cost savings are expected to benefit both SG&A and gross margin.
3.Signet has planned Fiscal 2022 capital expenditures in the range of $190 million to $200 million.
4.The Company expects to close over 100 stores in Fiscal 2022 and open up to 100, primarily in highly efficient Banter by Piercing Pagoda formats.
5.Signet's efforts to mitigate supply chain disruption amongst the pandemic impacts have been effective thus far. Guidance assumes no material supply chain disruptions for the remainder of the year.
6.Signet continues to put the health and safety of its employees and customers first and will close stores in the event that either is at risk; however, guidance does not contemplate large scale store closures resulting from COVID-19 variants.
7.Continued uncertainty regarding macroeconomic factors exists, including but not limited to the magnitude and duration of COVID-19 resurgence through the Delta variant in key trade areas, extended duration of heightened unemployment, supply chain disruptions, pricing environment changes (including, but not limited to, materials, labor, fulfillment and advertising costs) and government support policies which can impact consumers’ ability to spend, particularly in discretionary categories like jewelry. Further, there can be no assurance that current results and trends will continue for the remainder of the fiscal year and such results and trends are not indicative of future performance. Please see disclosures within the Safe Harbor Statement for other risk factors.
8.As previously announced, the Company recently entered into an agreement to wind up its U.K. pension scheme. As such, the Company expects to recognize non-cash, non-operating pre-tax settlement charges totaling approximately $125 million to $150 million by the time the transaction is completed, subject to finalization of any applicable adjustments, true up costs, and the impact of foreign currency. However, the amount of such settlement charges that will be recognized in Fiscal 2022 and thereby impact Fiscal 2022 GAAP earnings cannot be forecasted.
9.Guidance does not consider any post-closing costs and operating results from the pending acquisition of Diamonds Direct.

Non-GAAP Measures

In addition to financial measures calculated and presented in accordance with accounting principles generally accepted in the US (“GAAP”), the Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating historical trends and current period performance. For these reasons, internal management reporting and the Company’s guidance includes non-GAAP measures. Items may be excluded from GAAP financial measures when the Company believes this provides useful supplementary information to management and investors in assessing the operating performance of our business. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for the GAAP financial measures presented in the Company’s consolidated financial statements and other publicly filed reports. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

About Diamonds Direct

Diamonds Direct is a direct-to-consumer destination retailer headquartered in Charlotte, North Carolina. Each location offers loose and mounted diamonds, including rare and unique stones, as well as a multitude of engagement ring mountings and wedding bands by America's top designers. Diamonds Direct’s bridal jewelry selection is complimented by diamond and gemstone fashion jewelry, pearls and much more. The retailer backs their products with industry leading guarantees and warranties, including their unprecedented 110 percent lifetime upgrade. Diamonds Direct is a socially-responsible company that thinks globally and acts locally. The company ensures all diamonds are ethically sourced via the Kimberley Process and is responsible for hundreds of thousands of dollars raised for local philanthropies and cultural organizations that are critical to the communities Diamonds Direct calls home. For more information visit www.DiamondsDirect.com.

About Signet and Safe Harbor Statement

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. As a purpose-driven and sustainability-focused company, Signet is a participant in the United Nations Global Compact and adheres to its principles-based approach to responsible business. Signet is a Great Place to Work –Certified™ company and has been named to the Bloomberg Gender-Equality Index for three consecutive years. Signet operates approximately 2,800 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H. Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com and the jewelry subscription service, Rocksbox. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, www.rocksbox.com and www.jamesallen.com.
This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: the negative impacts that the COVID-19 pandemic has had, and could have in the future, on Signet's business, financial condition, profitability and cash flows; the effect of steps we take in response to the pandemic; the severity, duration and potential resurgence of the pandemic (including through variants), including whether it is necessary to temporarily reclose our stores, distribution centers and corporate facilities or for our suppliers and vendors to temporarily reclose their facilities; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein, including without limitation risks relating to disruptions in our supply chain, consumer behaviors such as willingness to congregate in shopping centers and shifts in spending away from the jewelry category and the impact on demand of our products, our level of indebtedness and covenant compliance, availability of adequate capital, our ability to execute our business plans, our lease obligations and relationships with our landlords, and asset impairments; general economic or market conditions; financial market risks; our ability to optimize Signet's transformation strategies; a decline in consumer spending or deterioration in consumer financial position; changes to regulations relating to customer credit; disruption in the availability of credit for customers and customer inability to meet credit payment obligations; our ability to achieve the benefits related to the outsourcing of the credit portfolio, including due to technology disruptions, future financial results and operating results and/or disruptions arising from changes to or termination of the relevant non-prime outsourcing agreement requiring transition to alternative arrangements through other providers or alternative payment options and our ability to successfully establish future arrangements for the forward-flow receivables; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of long-lived assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; our ability to maintain adequate levels of liquidity for our cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of our customers, suppliers and lenders to access sources of liquidity to provide for their own cash needs; changes in our credit rating; potential regulatory changes, global economic conditions or other developments related to the United Kingdom's exit from the European Union; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals; stakeholder reactions to disclosure regarding the source and use of certain minerals; seasonality of Signet's business; the merchandising, pricing and inventory policies followed by Signet and failure to manage inventory levels; Signet's relationships with suppliers including the ability to continue to utilize extended payment terms and the ability to obtain merchandise that customers wish to purchase; the failure to adequately address the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the level of competition and promotional activity in the jewelry sector; our ability to optimize Signet's multi-year strategy to gain market share, expand and improve existing services, innovate and achieve sustainable, long-term growth; the maintenance and continued innovation of Signet's OmniChannel retailing and ability to increase digital sales, as well as management of its digital marketing costs; changes in consumer attitudes regarding jewelry and failure to anticipate and keep pace with changing fashion trends; changes in the supply and consumer acceptance of and demand for gem quality lab created diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize Signet's real estate footprint; the ability to satisfy the accounting requirements for "hedge accounting," or the default or insolvency of a counterparty to a hedging contract; the performance of and ability to recruit, train, motivate and retain qualified team members; management of social, ethical and environmental risks; the reputation of Signet and its banners; inadequacy in and disruptions to internal controls and systems, including related to the migration to new information technology systems which impact financial reporting; security breaches and other disruptions to Signet's information technology infrastructure and databases; an adverse development in legal or regulatory proceedings or tax matters, including any new claims or litigation brought by employees, suppliers, consumers or shareholders, regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in corporate taxation rates, laws, rules or practices in the US and jurisdictions in which Signet's subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce or deductions associated with payments to foreign related parties that are subject to a low effective tax rate; risks related to international laws and Signet being a Bermuda corporation; difficulty or delay in executing or integrating an acquisition, business combination, major business or strategic initiative; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or physical assets; changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions; or the impact of weather-related incidents, natural disasters, strikes, protests, riots or terrorism, acts of war or another public health crisis or disease outbreak, epidemic or pandemic on Signet's business.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the "Risk Factors" and "Forward-Looking Statements" sections of Signet's Fiscal 2021 Annual Report on Form 10-K filed with the SEC on March 19, 2021 and quarterly reports on Form 10-Q and the "Safe Harbor Statements" in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:

Vinnie Sinisi
SVP Investor Relations & Treasury
+1-330-665-6530
vincent.sinisi@signetjewelers.com

Media:

Colleen Rooney
Chief Communications & ESG Officer
+1 330 668 5932
colleen.rooney@signetjewelers.com

David Bouffard
VP Corporate Affairs
+1 330 668 5369
david.bouffard@signetjewelers.com